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                                                            EXHIBIT 4(a)(xxviii)

               THIRD WAIVER TO AMENDED AND RESTATED NOTE AGREEMENT

     Reference is hereby made to that certain 2001 Amended and Restated Note Agreement dated as of May 1, 2001 by and among THC SYSTEMS, INC. (the "Company"), ONEIDA LTD. (the "Guarantor"), ALLSTATE LIFE INSURANCE COMPANY ("Allstate Life"), ALLSTATE INSURANCE COMPANY ("Allstate") and PACIFIC LIFE INSURANCE COMPANY (together with Allstate Life and Allstate, the "Purchasers"), as amended by that certain (i) Waiver and Amendment No. 1 to 2001 Amended and Restated Note Agreement dated as of December 7, 2001, (ii) Amendment No. 2 to 2001 Amended and Restated Note Agreement dated as of April __, 2002, (iii) Amendment No. 3 to 2001 Amended and Restated Note Agreement dated as of August __, 2002 and (iv) Second Waiver to Amended and Restated Note Agreement dated as of December 9, 2002 (collectively, as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Note Agreement"). This Third Waiver to Amended and Restated Note Agreement is dated as of February 28, 2003 and hereinafter referred to as the "Third Waiver."

     WHEREAS, the Company and the Guarantor have notified the Purchasers that at January 25, 2003 the accumulated pension benefit obligations of the Company and the Guarantor exceeded the fair market value of the pension plan assets by approximately $4,300,000 after tax, and that FASB 87 requires that the difference be charged against the Company's and the Guarantor's equity. A description of the accounting adjustments, including the amounts thereof, is set forth in a letter dated February 20, 2003 from the Guarantor to the Purchasers (such letter is attached hereto as Exhibit A and referred to herein as the "Waiver Request");

     WHEREAS, the non-cash charge against the Company's and the Guarantor's equity will cause the Company's and the Guarantor's Consolidated Net Worth at January 25, 2003 to be in violation of Section 7.12(c) of the Note Agreement and
Section 6.11(c) of that certain Amended and Restated Credit Agreement dated as of April 27, 2001 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement") together with the Company and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent; and

     WHEREAS, the Company and the Guarantor have requested that the Purchasers waive the violation of Section 7.12(c) of the Note Agreement as a result of the non-cash charge against the Company's and the Guarantor's equity at January 25, 2003.

     NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Unless otherwise noted, all defined terms used herein shall have the meanings assigned to such terms in the Note Agreement.

     2. Waiver. The Purchasers hereby waive the Company's and the Guarantor's failure to satisfy Section 7.12(c) of the Note Agreement at January 25, 2003 resulting from the Company's and the Guarantor's recognition of a non-cash charge required by FASB 87 in an amount not to exceed $4,300,000. This waiver does not apply to any other Event of Default other than the violation of Section 7.12(c) at January 25, 2003 described above, nor does it apply to a violation of
Section 7.12(c) for any subsequent Fiscal Quarter resulting from the application of FASB 87. This Third Waiver is limited to violations of the Company's and the Guarantor's Consolidated Net Worth caused by the accounting adjustments described in the Waiver Request in an amount not to exceed $4,300,000. This Third Waiver does not apply to any other Default or Event of Default (whether or not caused by any accounting adjustments and whether or not presently existing or arising in the future) other than the financial covenant violation described above at January 25, 2003.


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     3. Effectiveness. This Third Waiver shall become effective ("Effective
Date") upon the Purchaser's receipt of (a) a signed counterpart of this Third Waiver duly executed and delivered by the Company and the Guarantor, (b) payment of a waiver fee in the amount of $3,500 to each Purchaser who executes and delivers to the Purchasers' counsel a signed counterpart of this Second Waiver before 5:00 p.m. (EST) on March 7, 2003, which waiver fee shall be fully earned and nonrefundable when paid, as well as payment in full of any outstanding legal fees and expenses of counsel to the Purchasers in connection with prior waivers and/or amendments, (c) an executed copy of that certain Waiver to Amended and Restated Credit Agreement dated as of March 7, 2003 of any corresponding events of default under the Credit Agreement, duly executed by the parties thereto and
(d) when all of the conditions precedent set forth in Section 6 hereof have been met.

     4. Audited Financial Statements. The Purchasers acknowledge that (a) the Company's and the Guarantor's audited financial statements for the Fiscal Year ended January 25, 2003 have not yet been issued and (b) until the audited financial statements are issued, the covenant level required by Section 7.12(c) cannot be established for the Fiscal Year ended January 25, 2003 and neither the Company nor the Guarantor can certify its actual Consolidated Net Worth at January 25, 2003.

     5. Representations and Warranties. The Company and the Guarantor hereby represent and warrant to the Purchasers that the following statements are true, correct and complete:

          5.1 Representations and Warranties. Each of the representations and warranties made by the Company and the Guarantor in the Note Agreement is true and correct on and as of the date of this Third Waiver.

          5.2 No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Event of Default referenced in Paragraph 2 above.

          5.3 Execution, Delivery and Enforceability. This Third Waiver has been duly and validly executed and delivered by the Company and the Guarantor and constitutes the Company's and the Guarantor's legal, valid and binding obligations, enforceable against the Company and the Guarantor in accordance with its terms.

     6. Conditions to Effectiveness of Third Waiver. In addition to the conditions set forth in Section 3 hereof, this Third Waiver shall be effective only when and if each of the following conditions is satisfied:

          6.1 Secretary's Certificate. The Purchasers shall have received a certificate executed by the Secretary or Assistant Secretary of the Company and the Guarantor certifying the due authorization of this Third Waiver by the Company, the incumbency of the officer executing this Third Waiver, and any other legal matters relating to this Third Waiver, all in form and substance satisfactory to the Purchasers and their counsel.

          6.2 Consent of Subsidiary Guarantors. Each of the Subsidiary Guarantors shall have executed and delivered to the Purchasers the Consent of Guarantors attached to this Third Waiver.

          6.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Third Waiver, no Default or Event of Default shall exist and each of the representations and warranties made by the Company or any of its Restricted Subsidiaries and the Guarantor herein and in or pursuant to the Subsidiary Guarantees, the Subordination Agreement or any of the Notes shall be true and correct in all material respects as if made on and as of the date on which this Third Waiver becomes effective.

     7. Confirmation of Agreement. All the provisions of the Note Agreement remain in full force and effect from and after the date hereof, and the Company and the Guarantor hereby ratify and confirm the Note Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Note Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Note Agreement as amended by this Third Waiver.

     8. Counterparts. This Third Waiver may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of


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an executed signature page to this Third Waiver by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

     9. Governing Law. This Third Waiver shall be governed by and construed in accordance with the internal laws of the State of Illinois.

                            [SIGNATURE PAGE FOLLOWS]


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     Dated as of this ____ day of February, 2003.

                                             THC SYSTEMS, INC.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Name: Gregg R. Denny
                                             Title: Chief Financial Officer


                                             ONEIDA LTD.


                                             By: /s/ GREGG R. DENNY
                                                 -------------------------------
                                             Name: Gregg R. Denny
                                             Title: Chief Financial Officer


                                             ALLSTATE LIFE INSURANCE COMPANY


                                             By: /s/ ROBERT B. BODETT
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             ALLSTATE INSURANCE COMPANY


                                             By: /s/ ROBERT B. BODETT
                                                 -------------------------------


                                             By: /s/ JERRY D. ZINKULA
                                                 -------------------------------
                                                      Authorized Signatories


                                             PACIFIC LIFE INSURANCE COMPANY


                                             By: /s/ DIANE W. DALES
                                                 -------------------------------
                                             Its:


                                             By: /s/ DAVID C. PATCH
                                                 -------------------------------
                                             Its:

                                                      Authorized Signatories


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                        CONSENT OF SUBSIDIARY GUARANTORS

     Each of the undersigned is a party to a Subsidiary Guarantee and is a Subsidiary Guarantor of the obligations of the Company and the Guarantor under the Note Agreement referred to in the foregoing Third Waiver. Each of the undersigned Subsidiary Guarantors hereby (a) consents to the foregoing Third Waiver, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Third Waiver, the obligations of each of the undersigned Subsidiary Guarantors are not impaired or affected, and the Subsidiary Guarantee continues in full force and effect, and (c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee.

          IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Subsidiary Guarantors as of the 28th day of February, 2003.


BUFFALO CHINA, INC.                          DELCO INTERNATIONAL LTD.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name: Gregg R. Denny                         Name: Gregg R. Denny
Title: Chief Financial Officer               Title: Chief Financial Officer


ENCORE PROMOTIONS, INC.                      SAKURA, INC.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name: Gregg R. Denny                         Name: Gregg R. Denny
Title: Chief Financial Officer               Title: Chief Financial Officer


THC SYSTEMS INC.                             KENWOOD SILVER COMPANY, INC.


By: /s/ GREGG R. DENNY                       By: /s/ GREGG R. DENNY
    -------------------------------              -------------------------------
Name: Gregg R. Denny                         Name: Gregg R. Denny
Title: Chief Financial Officer               Title: Chief Financial Officer


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                                    EXHIBIT A

                                 Waiver Request

                                 (See attached)


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